Exhibit 10.3

Date of Agreement: 1 April 2023

Between:

1.	Web3hub Global Company Limited (hereinafter referred to as “Web3hub” or “the Company”)

2.	吳傑莊 (Johnny Ng) (hereinafter referred to as “Johnny Ng”) (Major shareholder of the Company)

3.	黃俊瑯 (Caspar Wong) (hereinafter referred to as “Caspar Wong”) (Chief Executive Officer / CEO of the Company)

4.	林芷瑋 (Joey Lam) (hereinafter referred to as “Joey Lam”) (Director of the Company)

5.	金寶丹 (Suki Jin) (hereinafter referred to as “Suki Jin”) (Chief Operating Officer / COO of the Company)

1: Purpose of the Agreement

This Agreement aims to regulate the cooperation between Web3hub, its major shareholder Johnny Ng, and the other signatories (including the Company’s management), particularly with respect to the rights and obligations concerning the receipt, payment, and conversion of cryptocurrency.

This Agreement expressly stipulates that all cryptocurrency wallets listed below are owned and controlled by Web3hub, and the signatories are hereby delegated to manage and operate them in accordance with the provisions of this Agreement.

2: Receiving, Payment, and Investment Addresses and Management Authority

Web3hub appoints the signatories to manage and control the cryptocurrency wallets designated by the Company for receiving income and paying operating expenses. All wallets are fully owned and controlled by Web3hub, and day-to-day operations shall be carried out by the designated responsible persons listed below.

Any transfer of funds from the main receiving wallet to other wallets must obtain prior formal approval from the Company, and the specific operations shall be executed by the relevant signatory in accordance with the approval.

The wallet addresses and their respective management and approval authorities are as follows:

1.	Main Receiving and Fund Allocation Wallet (controlled by the Company, operated and managed by major shareholder Johnny Ng):

o	ETH wallet address: [***]

o	Tron wallet address: [***]

o	This wallet serves as the Company’s primary cryptocurrency fund pool. All income shall be deposited into this address. Any transfer of funds from this address to the expense wallets listed below must obtain prior formal approval from the Company; after approval, Johnny Ng shall be responsible for executing the transfer.

2.	Expense Wallets (controlled by the Company, operated by Director Joey Lam, but fund injection and expenditure require Company approval):

o	Wallet for salary payments and expense reimbursements: [***]

o	Wallet for other expense payments: [***]

o	Kucoin project wallet: [***]

o	Management principle: These wallets are controlled by the Company and operated on a day-to-day basis by Director Joey Lam. Joey Lam may only initiate payments after submitting an application to the Company and obtaining approval. Upon approval, if the corresponding expense wallet has insufficient balance, Johnny Ng shall transfer exactly the required amount from the main receiving wallet to the relevant expense wallet based on the Company’s approval document. Only then may Joey Lam proceed with the payment.

3.	Special-purpose Wallets (controlled by the Company, operated by COO Suki Jin, but expenditures require Company approval):

o	Wallet for clubhouse event income and expense payments: [***]

o	Wallet for PR Services income and expense payments: [***]

o	Management principle: These wallets are controlled by the Company and operated on a day-to-day basis by COO Suki Jin. Their use is strictly limited to income and expenses related to clubhouse events and PR Services. Any expenditure must obtain prior formal approval from the Company.

4.	Petty Cash Wallets (controlled by the Company, operated and managed by CEO Caspar Wong):

o	Wallet 1: [***]

o	Wallet 2: [***]

o	Wallet 3: [***]

o	These three wallets are for petty cash purposes, controlled by the Company, and operated and managed on a day-to-day basis by CEO Caspar Wong. Funds may only be injected by Johnny Ng from the main receiving wallet after obtaining Company approval.

3: Business Process

1.	Web3hub shall, according to business needs, instruct clients to remit cryptocurrency income into the main receiving wallet.

2.	All expense payments shall follow the principle of “Company approval first → fund transfer → then payment”. The specific process is as follows: a. The expense operator (Director Joey Lam / COO Suki Jin) initiates a payment application and obtains Company approval. b. After Company approval, if the corresponding expense wallet has insufficient balance, Johnny Ng shall transfer exactly the required amount from the main receiving wallet to the relevant expense wallet based on the Company’s approval document. c. The expense operator may execute the payment only after receiving the funds.

3.	All income and expenses generated belong to Web3hub.

4: Bearing of Income / Expenses

All income and expenses (including network Gas fees, etc.) arising from the receipt and payment activities of the wallets listed in Article 2 shall be borne by Web3hub, including any gains or losses from exchange rate differences resulting from transactions or conversions.

5: Automatic Renewal of the Agreement

This Agreement shall be automatically renewed annually unless any party provides written notice to the other parties of termination in advance.

6: Legal Liability and Dispute Resolution

1.	Liability for Breach

o	If any party breaches the “conditions” clauses of this Agreement (i.e., core obligations, such as transferring funds without approval, failing to follow the payment process, etc.), the non-breaching party has the right to terminate the Agreement and claim compensation for losses.

o	If a party breaches the “warranties” clauses (comparatively minor obligations), the non-breaching party may only claim compensation and may not terminate the Agreement.

o	The breaching party shall compensate the non-breaching party for direct economic losses caused by the breach (including but not limited to loss of funds, reasonable legal fees, and litigation costs).

2.	Limitation of Exemption Clauses

o	Any exemption clauses in this Agreement are subject to the Hong Kong Control of Exemption Clauses Ordinance (Cap. 71). Clauses exempting liability for death or personal injury are invalid; clauses exempting liability for economic loss or property damage must satisfy the “reasonableness test”.

3.	Dispute Resolution

o	Any dispute arising from this Agreement shall first be resolved through amicable negotiation. If negotiation fails, either party may submit the dispute to the jurisdiction of the courts of Hong Kong, and Hong Kong law shall be the governing law.

o	The parties agree that injunctions, freezing orders, and other judicial measures relating to cryptocurrency wallets may be applied in cases of breach or illegal fund operations.

4.	Duty to Mitigate Loss

o	The non-breaching party has the obligation to take reasonable measures to prevent the expansion of loss; otherwise, compensation may not be recoverable for the expanded portion.

7: Disclosure and Handling of Potential Conflicts of Interest

1.	The signatories confirm that they are aware Johnny Ng is a major shareholder of the Company and that potential conflicts of interest may therefore exist.

2.	All parties agree that all fund operations and approval processes under this Agreement shall be governed by the overriding principle of maximizing the interests of the Company.

3.	When performing operations under this Agreement, Johnny Ng has the obligation to proactively disclose any conflict of interest that may affect his judgment and shall recuse himself from the relevant approval and operation processes.

Signatures:

Web3hub Global Company Limited

Representative:	/s/ By Company Seal

Name:	By Company Seal
Position:

吳傑莊 (Johnny Ng)

Signature:	/s/ Ng Kit Chong

黃俊瑯 (Caspar Wong)

Signature:	/s/ Wong Chun Long

林芷瑋 (Joey Lam)

Signature:	/s/ Lam Joey

金寶丹 (Suki Jin)

Signature:	/s/ Jin Baodan

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